EXHIBIT 16 - LETTER FROM SCHAUER TAYLOR COX VICE MORGAN & FOWLER, P.C.


Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

July  29,  2003

Ladies  and  Gentlemen:

We have read paragraphs one through three of Item 4 included in the Form 8-K/A dated July 9, 2003 of Heritage Financial Holding Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  yours,

/s/ Schauer Taylor Cox Vise Morgan & Fowler, P.C.

cc:  Mr. Harold B. Jeffreys, Heritage Financial Holding Corporation